AMENDED AND RESTATED
                          EMPLOYMENT AGREEMENT


     AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") made as of the Consummation Date (defined below) by and between the undersigned employee, residing at the address indicated below (hereinafter referred to as "Employee") and CAI WIRELESS SYSTEMS, INC., a Connecticut corporation having its principal place of business at 18 Corporate Woods Boulevard, Third Floor, Albany, New York 12211 (hereinafter referred to as the "Company").

     1. EMPLOYMENT. The Company hereby employs Employee and Employee agrees to work for the Company with the title specified on Schedule A below during the Term (as defined below) of and upon the terms and conditions set forth in this Agreement.

     2. COMPENSATION/BENEFITS. (a) BASE SALARY. During the Term of this Agreement, the Company agrees to pay Employee the base annual salary specified on Schedule A below ("Base Salary"). Such Base Salary shall be reviewed no less frequently than annually during the term of this Agreement and may be increased but not decreased by the Company=s board of directors. Such Base Salary shall be payable in accordance with the Company's normal business practices or in such other amounts and at such other times as the parties may mutually agree.

          (b) BONUSES. During the Term of this Agreement, the Company shall pay to the Employee an annual bonus of up to 25% of Base Salary, based upon the Company's achievement of performance targets established by the Company's board of directors. These targets will be revised annually within ninety days of the beginning of each fiscal year in consultation with the Employee. The bonus may be structured as a part of a deferred compensation arrangement.

          (c)  INCENTIVE   COMPENSATION.    During   the   Term  of  this
Agreement, Employee shall be entitled to participate in any pooled incentive programs established by the Company for executive employees.

          (d) BENEFITS/VACATION. During the Term of this Agreement, the Company also shall provide Employee with such other benefits, including medical, disability, pension and severance plans, as are made generally available to executive employees of the Company from time to time. Employee shall be entitled to twenty-six bank days as the vacation, personal and sick benefit during each year of the Term in accordance with the policy set forth in the Employee Manual of the Company. Accrued vacation may be carried over or "sold back" to the Company to the extent permitted by, and in accordance with, the policy set forth in the Employee Manual of the Company.

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(e)  LIFE INSURANCE.   Subject  to  Employee's submitting to any required
physical examinations, the Company shall purchase and maintain in effect a term insurance policy with a face amount of $1,000,000 or other greater amount as may be specified in the Company's executive benefit policies or plans on the life of Employee and shall permit Employee to designate the beneficiary thereof.

          (f) Office/Secretary, etc. During the Term, Employee shall be entitled to secretarial services and a private office commensurate with his title and duties.

          (g)  Club  Membership.   The Company will pay, or at Employee's
election reimburse, all of the costs of a country club membership at the club of Employee's choice in the greater Albany area.

     3. SERVICES. Employee agrees to devote substantially all of his working time, attention and energies to the business of the Company and its Affiliates under the general direction of the board of directors. Nothing herein shall be interpreted to preclude Employee from participating as an officer or director of, or advisor to, any charitable or other tax exempt or civic organization.

     4. TERM. The term of this Agreement (the "Term" or the "Term of this Agreement") shall be for an eighteen (18)-month period beginning on the Consummation Date and continuing until the first day of the nineteenth month following the Consummation Date, and shall be automatically renewed annually thereafter for successive one year periods on terms no less favorable than are contained herein unless either party gives notice to the other of its intention not to renew this Agreement within sixty days of the expiration of the Term of this Agreement. The Consummation Date is the date so designated under the Plan.

5.  EARLY TERMINATION.  (a)  IN  GENERAL.   The Employee's employment
hereunder shall be terminated and, other than the obligations listed in Paragraph 5(b), the Company's obligations hereunder shall cease, including the obligation to pay compensation for any period after the date of termination, (i) without the necessity of notice, upon the death of the Employee, or (ii) upon written notice of a finding by the Company(s board of directors that the Employee has (a) acted with gross negligence or willful misconduct in connection with the performance of his duties hereunder, (b) engaged in a material act of insubordination or of common law fraud against the Company or its employees, or (c) acted against the best interests of the Company in a manner that has or could have a material adverse affect on the financial condition of the Company (any such finding is referred to herein as "Cause"). Upon any termination of Employee's employment, the Term of this Agreement shall expire. In the event of Employee's death or Employee's termination of employment by the Company other than for Cause, Employee shall be entitled to severance in an amount equal to one and one-half times his then Base Salary under Paragraph 2
(the "Severance Amount"), payable in twelve equal monthly installments. If, within eighteen months following the Consummation Date, (a) Employee terminates his or her employment for Good Reason, or (b) the Company terminates Employee's employment other than for Cause, the Company shall pay the Severance Amount in a lump sum not later than ten (10) days after the date the Company selects as Employee's last day of active employment (the "Effective Date"), provided, however, that at Employee's option, the Severance Amount shall be payable to Employee in the form of equal periodic payments ("Deferred Payment") according to the Company's regular payroll schedule or at any other intervals elected by Employee for a period commencing on the first regular payroll pay date beginning after the Effective Date (the "Deferred Payment Period"). In order to receive Deferred Payment during a Deferred Payment Period, Employee must elect such Deferred Payment in writing and specify the Deferred
Payment Period, which may not exceed the number of months of Base Monthly Salary payable to Employee as the Severance Amount. In the event of Employee's death during the Deferred Payment Period, any unpaid Deferred Payment shall be paid in a lump sum to such beneficiary or beneficiaries designated by Employee in writing or, failing such designation, to Employee's spouse if Employee is married or to Employee's estate if Employee is unmarried.

     (b)  PAYMENTS   UPON  TERMINATION.  Upon  termination  of  this
Agreement for any reason, Employee shall be entitled to all compensation and benefits earned but not yet paid up to and including the termination date, including Base Salary, bonus and any other incentive compensation. Unless otherwise specified in this Agreement, unused vacation shall be treated in accordance with the policy set forth in the Employee Manual of the Company.

     (c) GOOD REASON. For purposes of this Agreement, Good Reason shall mean, with respect to Employee, (i) the assignment to Employee of any material duties materially inconsistent with Employee's position, authority, duties or responsibilities immediately before the Consummation Date, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by Employee;
(ii) any material reduction in Employees Base Salary, opportunity to earn annual bonuses or other compensation or employee benefits, other than as a result of an isolated and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by Employee; (iii) the Company's requiring Employee to relocate his or her principal place of business to a place that is more than thirty-five miles from his or her previous principal place of business, or (iv) any purported termination of this Agreement otherwise than as expressly permitted by this Agreement.

     (d)  DISABILITY.   If Employee shall become unable  efficiently
to perform the essential functions of his job, even with reasonable accommodation, as a result of a disability or illness, as such terms are defined by the Americans with Disabilities Act, he shall be entitled to his regular compensation until the total period of disability or illness (whether or not continuous and whether or not the same disability or illness) shall exceed 60 days during any calendar year in the Term hereunder. This Agreement may thereafter be terminated by the Company and, if such termination is not within two years of the Consummation Date, the Company's obligations hereunder shall cease, including the obligation to pay compensation for any period after the date of termination. Any amounts payable as compensation during the period of disability or illness shall be reduced by any amounts paid during such period under any disability plan or similar insurance of the Company.

     6. EMPLOYER'S AUTHORITY. Employee agrees to observe and comply with the rules and regulations of the Company as adopted by the Company's board of directors respecting the performance of his duties and to carry out and perform orders, directions and policies communicated to him from time to time.

     7. EXPENSES. During the Term of this Agreement, the Company shall reimburse Employee for the reasonable business expenses incurred by Employee in the course of performing his duties for the Company hereunder in accordance with the procedures then in place for such reimbursement.

     8.   AUTOMOBILE  ALLOWANCE.   During  the  Term  of this  Agreement,
Employee shall be entitled to an automobile allowance as specified on Schedule A below, payable monthly in arrears.

     9.   NON-DISCLOSURE/NON-COMPETITION.   (a)   Employee has executed a
Nondisclosure Agreement of the Company. Said agreement shall survive termination of employment hereunder.

          (b) Because Employee's services to the Company are special and because Employee has access to the Company's confidential information, Employee covenants and agrees that if (i)(x) Employee's employment is terminated by the Company for Cause or (y) Employee voluntarily terminates his employment relationship hereunder with the Company other than for Good Reason, for a period of six (6) months following the termination of this Agreement, or (ii) Employee's employment is terminated and Employee is receiving the Severance Amount, for the period during which Employee is receiving such Severance Amount under Paragraph 5 hereof, whichever is applicable, he will not, directly or indirectly, either on his own behalf or on behalf of any person, partnership, corporation or otherwise, (a) engage in any business or undertaking in a capacity that is directly competitive with any business (each a "Related Business") being carried on by the Company or any Affiliate thereof at the time of Employee's termination of employment, or (b) be employed by or provide consulting services to or be an investor, partner, member or shareholder in, any entity or other person in a Related Business within 25 miles of any city in which the Company or any Affiliate thereof, does business at time of execution or any other city or community in which the Company or any Affiliate thereof, has a transmission license at the time of termination, without the prior written consent of the Company's board of directors. The parties agree that the time period and geographical area of non-competition specified above are reasonable and necessary in light of the transactions entered into in this Agreement. If, however, it shall be determined at any time by a court of competent jurisdiction that either the time period restriction or the geographical area restriction, or both, are invalid or unenforceable, the parties agree that any such restriction determined to be invalid or unenforceable shall be deemed so amended as to make such restriction valid and enforceable in the determination of said court, and such restriction, as so amended, shall be enforceable between the parties to the same extent as if such amendment had been made as of the date of this Agreement. This subparagraph 9(b) shall survive the termination of this Agreement.

          Notwithstanding anything contained herein to the contrary, Employee may during and after the Term engage in the following permitted activities: (i) participate as an officer or director of, or advisor to, any charitable or other tax exempt organization; and (ii) to the extent not in a Related Business, may engage in providing services to or investing in entities, businesses or persons other than the Company, including but not limited to (A) purchasing securities in private placements by any corporation or other business entity, PROVIDED, that, if such investments would otherwise be prohibited by the terms of this paragraph 9, such investments shall not result in his collectively owning beneficially at any time ten percent or more of the equity securities of any corporation or other business entity, (B) engaging in any telecommunications businesses or ventures, and (C) providing services as an officer, director, employee or consultant to TelQuest Communications, Inc., TelQuest Satellite Services LLC, Haig Capital L.L.C., Crest International Holdings LLC and any Affiliates or successors thereof, so long as those efforts by Employee individually or collectively do not adversely impact on the business of the Company.

     10. EXECUTION, DELIVERY AND PERFORMANCE. To the best of Employee's knowledge, the execution, delivery and performance by Employee of this Agreement or any other agreement, instrument or document contemplated herein or hereby will not result in a breach of or conflict with any terms of any other agreement, instrument or document to which Employee is a party or by which Employee or his property is bound. No consent or approval of any person or entity, other than those that have been obtained by Employee, is required for Employee to execute, deliver and perform its obligations under this Agreement or any agreement, instrument or document contemplated herein or hereby.

     11. NOTICES. Any notice permitted or required hereunder shall be deemed sufficient when hand-delivered or mailed by certified mail, postage prepaid, and addressed if to the Company at the address indicated above and if to the Employee at the address indicated below (or to such other address as may be provided by written notice received at least five
(5) business days prior to the hand delivery or mailing of any such notice).

     12. MISCELLANEOUS. (a) This Agreement (i) constitutes the entire agreement between the parties concerning the subjects hereof and supersedes any and all prior agreements or understandings, (ii) may not be assigned by Employee without the prior written consent of the Company, and (iii) may be assigned by the Company to any Affiliate of the Company or to the successors or assigns of the Company, provided such successors or assigns carry on substantially the Company's telecommunications business as conducted at the time of assignment and shall be binding upon, and inure to the benefit of, any such Affiliate, successor or assign.

          (b) Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof.

          (c) As used herein, the term "Affiliate" shall mean any entity controlled by or under common control with the Company.

     13.  AMENDMENT.    This   Agreement  may  be  amended,  modified  or
supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective.

     14. SPECIFIC ENFORCEMENT. The parties acknowledge that the Company would be irreparably damaged and there would be no adequate remedy at law for the Employee's breach of Paragraph 9 of this Agreement, and accordingly, the terms thereof shall be specifically enforced. Employee hereby consents to the entry of any temporary restraining order or preliminary injunction, in addition to any other remedies available at law or in equity, to enforce the provisions hereof, provided sufficient facts are shown to warrant such relief.

     15.  SEVERABILITY.   The provisions of this Agreement are severable.
The invalidity of any provision shall not affect the validity of any other provision.

     16. GOVERNING LAW. This Agreement shall be construed and regulated in all respects under the laws of the State of New York.

------------------------------------------------------------------------
                            Schedule A


          Name:          Jared E. Abbruzzese

          Title:         Chairman and Chief Executive Officer

          Base Salary:   $350,000.00

          Car Allowance: $750.00

          Home Address:  59 Old Niskayuna Road
                         Loudonville, New York 12211

     IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.

CAI WIRELESS SYSTEMS, INC.                 EMPLOYEE:



By:_____________________________           _______________________________
   Name: James P. Ashman                   Name:  Jared E. Abbruzzese
  Title:  Executive Vice President
          and Chief Financial Officer


(